Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-108325) and related Prospectus of Medarex, Inc. and to the incorporation by reference therein of our report dated March 7, 2003, with respect to the consolidated financial statements of Medarex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

MetroPark, New Jersey

October 24, 2003